5

Exhibit 99.1

KELLY SERVICES, INC. AND SUBSIDIARIES

2006 RESULTS OF OPERATIONS

(In thousands of dollars except per share data)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Revenue from services	$1,350,325	$1,407,855	$1,411,582	$1,435,990	$5,605,752
Cost of services	1,132,912	1,179,691	1,176,213	1,191,722	4,680,538

Gross profit	217,413	228,164	235,369	244,268	925,214
Selling, general and administrative expenses	204,659	207,672	212,236	221,631	846,198

Earnings from operations	12,754	20,492	23,133	22,637	79,016
Other income (expense), net	40	465	348	618	1,471

Earnings from continuing operations before taxes	12,794	20,957	23,481	23,255	80,487
Income taxes	4,648	8,788	6,953	2,723	23,112

Earnings from continuing operations	8,146	12,169	16,528	20,532	57,375
Earnings from discontinued operations, net of tax	412	504	1,290	3,910	6,116

Net earnings	$8,558	$12,673	$17,818	$24,442	$63,491

Basic earnings per share
Earnings from continuing operations	$0.23	$0.34	$0.46	$0.57	$1.59
Earnings from discontinued operations	0.01	0.01	0.03	0.11	0.17

Net earnings	$0.24	$0.35	$0.49	$0.68	$1.76

Diluted earnings per share
Earnings from continuing operations	$0.23	$0.34	$0.46	$0.56	$1.58
Earnings from discontinued operations	0.01	0.01	0.03	0.11	0.17

Net earnings	$0.24	$0.35	$0.49	$0.67	$1.75